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EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of NATIONAL TECHNICAL SYSTEMS, INC (the Company) on Form 10-K for the period ending January 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Raffy Lorentzian, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for, the periods presented in the Report.

Dated: April 30, 2010	/s/ RAFFY LORENTZIAN Raffy Lorentzian, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002